Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	For Immediate Release
August 1, 2006

RECORD SECOND QUARTER OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 1, 2006 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced record operating results for the quarter ended June 30, 2006, including a 10.5% increase in funds from operations (“FFO”) per common share (diluted) compared to the second quarter 2005. Highlights include:

Operating Results:

•	Net earnings available to common shareholders, revenues and FFO available to common shareholders:

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(in thousands, except per share data)
Revenues	$38,133	$30,857	$81,603	$58,352

Net earnings available to common shareholders	$79,199	$27,691	$101,645	$52,693
Net earnings per common share (diluted)	$1.37	$0.51	$1.77	$0.98

FFO available to common shareholders	$24,504	$20,435	$48,131	$40,031
FFO per common share (diluted)	$0.42	$0.38	$0.84	$0.75

•	Investment Portfolio occupancy was 98.4% at June 30, 2006, compared to 98.6% at March 31, 2006.

Investments and Dispositions for the quarter ended June 30, 2006:

•	Investments:

•	$99.8 million in the Investment Portfolio, including acquiring 46 properties with an aggregate 176,000 square feet of gross leasable area

•	$20.0 million in the Development Inventory Portfolio

•	$41.6 million in the Exchange Inventory Portfolio, including acquiring 25 properties

•	Dispositions:

•	Three Investment properties with an aggregate 555,000 square feet of gross leasable area, with net proceeds of $227.9 million, resulting in a gain of $59.5 million

•	Two Development Inventory properties with net proceeds of $9.0 million, resulting in a gain of $0.9 million, net of intercompany eliminations and minority interest

•	17 Exchange Inventory properties with net proceeds of $13.4 million, resulting in a gain of $1.5 million

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the six months ended June 30, 2006:

•	Investments:

•	$136.1 million in the Investment Portfolio, including acquiring 86 properties with an aggregate 285,000 square feet of gross leasable area

•	$46.3 million in the Development Inventory Portfolio, including 11 properties

•	$54.3 million in the Exchange Inventory Portfolio, including 45 properties

•	Dispositions:

•	Six Investment properties with an aggregate 639,000 square feet of gross leasable area, with net proceeds of $244.7 million, resulting in a gain of $64.4 million

•	Four Development properties with net proceeds of $26.5 million, resulting in a gain of $4.4 million, net of intercompany eliminations and minority interest

•	24 Exchange Inventory properties with net proceeds of $20.7 million, resulting in a gain of $2.3 million

Capital transactions for the quarter ended June 30, 2006:

•	$95 million 5.42% fixed rate mortgage assumed by the buyer of the Washington, D.C. office properties

•	Issued 328,696 shares of common stock generating $7.0 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Converted 10,000 shares of 6.70% Series B convertible preferred stock into 1,293,996 shares of common stock

Craig Macnab, Chief Executive Officer commented, “We are pleased to report record results and remain very comfortable with our increased 2006 earnings guidance announced in June. The sale of our Washington, D.C. office properties in May provides an opportunity to increase returns on a meaningful amount of capital and leaves our portfolio focused on retail properties.”

National Retail Properties invests primarily in high-quality properties subject generally to long-term, net leases with retail tenants such as Barnes & Noble, Best Buy, Circle K (Susser), CVS and Uni-Mart. As of June 30, 2006, the company owned 607 Investment properties in 41 states with a gross leasable area of approximately 8.9 million square feet. These Investment properties are leased to 180 corporations in 63 industry classifications.

Management will hold a conference call on August 1, 2006 at 2:00 pm EDT to review the company’s results. The call can be accessed on the company’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, Item 1A. Risk Factors of the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds from Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations; prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common shareholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

Income Statement Summary

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Rental and earned income	$33,041	$25,639	$65,315	$50,345
Real estate expense reimbursement from tenants	914	794	1,910	1,807
Gain on disposition of real estate, Inventory Portfolio (Note 1)	563	378	7,007	846
Interest and other income from real estate transactions	1,668	2,124	3,127	3,432
Interest income on mortgage residual interests	1,947	1,922	4,244	1,922

	38,133	30,857	81,603	58,352

Operating expenses:
General and administrative	7,088	5,739	14,258	10,518
Real estate	1,359	996	2,697	2,272
Depreciation and amortization	5,358	3,872	10,709	7,497
Impairment – real estate	—	741	—	1,328
Impairment – mortgage residual interests	842	—	2,662	—
Restructuring costs	1,580	—	1,580	—

	16,227	11,348	31,906	21,615

Other expenses (revenues):
Interest and other income	(1,015)	(308)	(1,831)	(764)
Interest expense	11,217	7,566	23,152	14,261

	10,202	7,258	21,321	13,497

Income tax benefit	3,535	343	5,428	946
Minority interest	(255)	2	(3,452)	16
Equity in earnings of unconsolidated affiliates	228	100	195	1,180

Earnings from continuing operations	15,212	12,696	30,547	25,382

Earnings from discontinued operations:
Real estate, Investment Portfolio	62,510	2,301	68,831	14,225
Real estate, Inventory Portfolio, net of income tax expense and minority interest	2,479	1,891	4,271	3,285

	64,989	4,192	73,102	17,510

Earnings before extraordinary gain	80,201	16,888	103,649	42,892
Extraordinary gain, net of income tax expense	—	11,805	—	11,805

Net earnings	80,201	28,693	103,649	54,697
Series A Preferred Stock dividends	(1,002)	(1,002)	(2,004)	(2,004)
Series B Convertible Preferred Stock dividends	—	(419)	(419)	(838)

Net earnings available to common shareholders – basic	79,199	27,272	101,226	51,855
Series B Convertible Preferred Stock dividends, if dilutive	—	419	419	838

Net earnings available to common shareholders – diluted	$79,199	$27,691	$101,645	$52,693

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Weighted average common shares outstanding:
Basic	57,259	52,164	56,368	52,035

Diluted	57,785	53,914	57,376	53,733

Net earnings per share available to common shareholders:
Basic:
Continuing operations	$0.25	$0.22	$0.50	$0.43
Discontinued operations	1.13	0.08	1.30	0.34
Extraordinary gain	—	0.22	—	0.23

Net earnings	$1.38	$0.52	$1.80	$1.00

Diluted:
Continuing operations	$0.25	$0.21	$0.50	$0.43
Discontinued operations	1.12	0.08	1.27	0.33
Extraordinary gain	—	0.22	—	0.22

Net earnings	$1.37	$0.51	$1.77	$0.98

National Retail Properties, Inc.

(in thousands)

Earnings from Discontinued Operations – Investment Portfolio:

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset that was held for sale at June 30, 2006, as discontinued operations. The following is a summary of earnings from discontinued operations from the Investment Portfolio.

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Rental and earned income	$4,827	$6,172	$9,685	$12,780
Real estate expense reimbursement from tenants	231	586	709	1,230
Interest and other income from real estate transactions	112	153	188	214

	5,170	6,911	10,582	14,224

Expenses:
General and administrative	67	68	97	101
Real estate	804	1,775	2,276	3,371
Depreciation and amortization	31	947	1,284	1,896
Impairment – real estate	420	575	420	1,978
Interest	672	1,261	1,959	2,454

	1,994	4,626	6,036	9,800

Loss on extinguishment of mortgage payable	(167)	—	(167)	—

Gain on disposition of real estate(Note 1)	59,501	16	64,452	9,801

Earnings from discontinued operations	$62,510	$2,301	$68,831	$14,225

Earnings from Discontinued Operations – Inventory Portfolio:

The company has classified its Inventory properties that are currently held for sale and generating rental revenues as discontinued operations. The company has reclassified all held for sale properties that generated rental revenue before disposition which were sold subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. The following is a summary of earnings from discontinued operations from the Inventory Portfolio.

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Rental and earned income	$2,076	$711	$4,002	$1,145
Real estate expense reimbursement from tenants	102	7	150	38
Gain on disposition of real estate(Note 1)	2,566	2,592	3,726	4,654
Interest and other income from real estate transactions	—	64	—	191

	4,744	3,374	7,878	6,028

Expenses:
General and administrative	53	4	57	13
Real estate	108	37	133	136
Depreciation and amortization	—	10	—	21
Interest	5	252	141	520

	166	303	331	690

Income tax expense	(1,515)	(1,157)	(2,613)	(2,010)
Minority interest	(584)	(23)	(663)	(43)

Earnings from discontinued operations	$2,479	$1,891	$4,271	$3,285

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$80,201	$28,693	$103,649	$54,697
Real estate depreciation and amortization:
Continuing operations	4,900	3,470	9,639	6,739
Discontinued operations	31	947	1,284	1,896
Partnership real estate depreciation	140	148	280	309
Partnership gain on sale of asset	(265)	—	(265)	—
Gain on disposition of real estate held for investment from discontinued operations	(59,501)	(16)	(64,452)	(9,801)
Extraordinary gain, net of income taxes	—	(11,805)	—	(11,805)

FFO	25,506	21,437	50,135	42,035
Series A Preferred Stock dividends	(1,002)	(1,002)	(2,004)	(2,004)
Series B Convertible Preferred Stock dividends	—	(419)	(419)	(838)

FFO available to common shareholders – basic	24,504	20,016	47,712	39,193
Series B Convertible Preferred Stock dividends – if dilutive	—	419	419	838

FFO available to common shareholders - diluted	$24,504	$20,435	$48,131	$40,031

FFO per share:
Basic	$0.43	$0.38	$0.85	$0.75

Diluted	$0.42	$0.38	$0.84	$0.75

Note 1: Real Estate Disposition Summary

	Quarter Ended June 30,				Six Months Ended June 30,
	2006		2005		2006		2005
	# of Properties		# of Properties		# of Properties		# of Properties
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	1	$563	1	$378	2	$7,007	2	$846
Discontinued operations:
Investment Portfolio	3	59,501	2	16	6	64,452	6	9,801
Inventory Portfolio	18	2,566	7	2,592	26	3,726	11	4,654
Minority interest, Inventory Portfolio	—	(787)	—	—	—	(4,009)	—	—

	22	$61,843	10	$2,986	34	$71,176	19	$15,301

Reconciliation of gain on disposition of type:
Inventory Portfolio:
Development	2	$1,573	3	$2,251	4	$8,334	5	$3,622
Exchange	17	1,468	5	633	24	2,275	8	1,739
Intercompany eliminations	—	88	—	86	—	124	—	139
Minority interest, Development	—	(787)	—	—	—	(4,009)	—	—

	19	2,342	8	2,970	28	6,724	13	5,500

Investment Portfolio	3	59,501	2	16	6	64,452	6	9,801

	22	$61,843	10	$2,986	34	$71,176	19	$15,301

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary

	June 30, 2006	December 31, 2005
	(unaudited)
Assets:
Cash and cash equivalents	$4,682	$8,234
Restricted cash	33,959	30,191
Receivables, net of allowance	7,797	8,547
Mortgages, notes and accrued interest receivable, net of allowance	24,328	51,086
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization and impairment	1,254,077	1,296,793
Accounted for using the direct financing method	89,061	95,704
Held for sale, net of impairment	1,180	1,600
Real estate, Inventory Portfolio held for sale	193,471	131,074
Mortgage residual interests, net of impairment	41,925	55,184
Accrued rental income, net of allowance	27,215	27,999
Other assets	22,827	27,004

Total assets	$1,700,522	$1,733,416

Liabilities and shareholders’ equity:
Line of credit payable	149,700	162,300
Mortgages payable	36,758	151,133
Notes payable – secured	26,250	28,250
Notes payable, net of unamortized discount	489,733	493,321
Financing lease obligation	26,041	26,041
Income tax liability	11,517	13,748
Other liabilities	25,082	25,957
Minority interest	4,979	4,939
Shareholders’ equity	930,462	828,087

Total liabilities and equity	$1,700,522	$1,733,416

Common shares outstanding	57,998	55,131

Gross leasable area, Investment Portfolio	8,872	9,227

Orange Avenue Mortgage Investments, Inc.

(in thousands)

The company acquired 78.9 percent of Orange Avenue Mortgage Investments, Inc. (“OAMI”) on May 2, 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

Balance Sheet Summary	June 30, 2006	December 31, 2005,
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$1,387	$2,200
Restricted cash	22,713	15,778
Receivables and other assets	5,794	6,632
Mortgage residual interests, net of impairment	41,925	55,184

	$71,819	$79,794

Liabilities:
Notes payable – secured	$26,250	$28,250
Income tax liability	11,855	14,551
Other liabilities	352	474

	$38,457	$43,275

Minority interest	$3,986	$3,682

Income Statement Summary	Quarter Ended June 30, 2006	Six Months Ended June 30, 2006	May 2, 2005 Through June 30, 2005
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income on mortgage residual interests	$1,947	$4,244	$1,922
Interest and other income	404	800	144

	2,351	5,044	2,066
Expenses:
General and administrative	177	347	96
Impairment – mortgage residual interests	842	2,662	—
Interest	718	1,424	542
Amortization	66	133	44

	1,803	4,566	682

Income tax amortization	1,337	2,695	(254)
Minority interest	(225)	(304)	(88)

Net earnings	$1,660	$2,869	$1,042

National Retail Properties, Inc.

Investment Portfolio

Top 20 Tenants

	Tenant	% of Total(1)
1.	Circle K (Susser)	8.2%
2.	CVS	5.6%
3.	Best Buy	4.3%
4.	Uni-Mart	4.3%
5.	Barnes & Noble	3.8%
6.	OfficeMax	3.8%
7.	Eckerd	3.4%
8.	Academy	3.3%
9.	The Sports Authority	2.7%
10.	Road Ranger	2.5%
11.	Majestic Liquors	2.3%
12.	Borders Books	2.3%
13.	Taco Bell	2.2%
14.	United Rentals	2.1%
15.	Quik Trip	1.6%
16.	Circuit City	1.4%
17.	Jared Jewelers	1.3%
18.	Bed Bath & Beyond	1.3%
19.	Food 4 Less	1.2%
20.	CarMax	1.2%

Top 10 States

	State	% of Total(1)
1.	Texas	23.6%
2.	Florida	13.6%
3.	Pennsylvania	5.8%
4.	California	5.1%
5.	Georgia	4.9%
6.	Virginia	4.0%
7.	Illinois	3.5%
8.	Missouri	3.3%
9.	Ohio	2.8%
10.	New Jersey	2.6%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)
2006	0.5%	5	121,000
2007	1.8%	18	236,000
2008	2.2%	22	440,000
2009	2.6%	24	475,000
2010	4.1%	22	351,000
2011	3.7%	20	389,000
2012	4.4%	23	478,000
2013	6.0%	29	682,000
2014	7.9%	33	610,000
2015	5.2%	24	627,000
2016	5.4%	23	557,000
Thereafter	56.2%	354	3,767,000

(1)	Based on annual base rent of $136,739,000, which is the annualized base rent for all leases in place as of June 30, 2006.
(2)	Square feet.